UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
JULY 31, 2014
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

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AMAZON.COM, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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DELAWARE	000-22513	91-1646860
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)
410 TERRY AVENUE NORTH, SEATTLE, WASHINGTON 98109-5210
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 266-1000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS	3

SIGNATURES	4

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On July 31, 2014, the Board of Directors of Amazon.com, Inc. (the “Company”) elected Judith A. McGrath as a director of the Company, and also appointed her to the Leadership Development and Compensation Committee of the Board, effective as of October 1, 2014. Ms. McGrath has been the President of Astronauts Wanted * No experience necessary, a multimedia joint venture between Ms. McGrath and Sony Music Entertainment, since June 2013. Ms. McGrath served as Chair and Chief Executive Officer of MTV Networks Company, a subsidiary of Viacom, Inc., from July 2004 until May 2011. In connection with her election, Ms. McGrath was granted a restricted stock unit award under the Company’s 1997 Stock Incentive Plan for 2,520 shares of common stock of the Company, to vest in three equal annual installments beginning on August 15, 2015, assuming continued service as a director. Ms. McGrath has also entered into an indemnification agreement with the Company in the same form its other directors have entered, which is filed as an exhibit to Amendment No. 1, filed April 21, 1997, to the Company’s Registration Statement on Form S-1 (Registration No. 333-23795).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON.COM, INC. (REGISTRANT)

By:	/s/ David A. Zapolsky
David A. Zapolsky
Senior Vice President

Dated: July 31, 2014